Exhibit 99.2

FOR ADDITIONAL INFORMATION:
Investor Relations Contact:	Media/Editorial Contact:
Applied Micro Circuits Corporation Debra Hart	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Tuesday, October 28, 2003

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION

COMPLETES ACQUISITION OF JNI CORPORATION

SAN DIEGO—October 28, 2003–Applied Micro Circuits Corporation [Nasdaq: AMCC] today announced that it has completed the acquisition of JNI Corporation, a provider of Fibre Channel hardware and software products that form critical elements of Storage Area Networks (SANs).

AMCC Overview

AMCC designs, develops, manufactures, and markets high-performance, high-bandwidth silicon integrated circuits empowering wide area networks. AMCC utilizes a combination of digital, mixed- signal and high-frequency analog design expertise coupled with system-level knowledge and multiple silicon process technologies to offer integrated circuit products that enable the transport of voice and data over fiber optic networks. The Company’s system solution portfolio includes switch fabric, traffic management, network processor, framer/mapper, PHY and PMD devices that address the high-performance needs of the evolving intelligent optical network. AMCC’s corporate headquarters is located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our Web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

# # #